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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Summary Consolidated Financial Data", "Selected Financial Data", and "Experts" and to the use of our reports dated April 26, 1996 (except Notes 1 and 4, as to which the date is May 10, 1996) in Amendment No. 1 to the Registration Statement (Form S-1) and the related Prospectus of Krause's Furniture, Inc. for the registration of 4,444,528 shares of its common stock.


                                          /s/  ERNST & YOUNG LLP

Orange County, California

February 26, 1997